UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 15, 2023

PERASO INC.

(Exact Name of Registrant as Specified in Charter)

000-32929

(Commission File Number)

Delaware	77-0291941
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

2309 Bering Dr.

San Jose, California 95131

(Address of principal executive offices, with zip code)

(408) 418-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PRSO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 15, 2023, Peraso Inc. (the “Company”) filed an amendment to its Second Amended and Restated Certificate of Incorporation (as amended, the “Amended and Restated Certificate of Incorporation”) (the “Charter Amendment”), with the Secretary of State of Delaware to implement a 1-for-40 reverse stock split, such that every forty shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), will be combined into one issued and outstanding share of Common Stock, with no change in the $0.001 par value per share (the “Reverse Stock Split”).

The Reverse Stock Split and Charter Amendment will be effective at 4:01 p.m., Eastern Time, on January 2, 2024. The Company expects that upon the opening of trading on January 3, 2024, the Common Stock will begin trading on a post-split basis under CUSIP number 71360T200.

All equity awards outstanding and Common Stock reserved for issuance under the Company’s equity incentive plans and warrants outstanding immediately prior to the Reverse Stock Split will be appropriately adjusted by dividing the number of affected shares of Common Stock by 40 and, as applicable, multiplying the exercise price by 40, as a result of the Reverse Stock Split. Exchangeable shares, which can be converted to Common Stock at any time by their respective holders, will also be adjusted to reflect the Reverse Stock Split.

No fractional shares will be outstanding following the Reverse Stock Split. Holders of fractional shares will be entitled to receive, in lieu of any fractional share, the number of shares rounded up to the next whole number.

The foregoing description of the Charter Amendment is not complete and is subject to, and qualified in its entirety by, the complete text of the Charter Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K, and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 15, 2023, the Company held its 2023 annual meeting of stockholders (the “Annual Meeting”), and a quorum for the transaction of business was present in person virtually or represented by proxy, which represented approximately 33.55% of the voting power of the Company’s outstanding shares of voting stock entitled to vote at the Annual Meeting. The Company’s stockholders voted on six proposals, which are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 20, 2023, as supplemented on November 22, 2023 and December 12, 2023.

Summarized below are the final voting results for each proposal submitted to a vote of the stockholders at the Annual Meeting:

●	Proposal 1 - Election of directors to serve until the next annual meeting of stockholders.

	For	Withheld	Broker Non-Vote
Ronald Glibbery	6,996,507	606,725	2,002,760
Daniel Lewis	7,009,453	593,779	2,002,760
Ian McWalter	7,035,009	568,223	2,002,760
Andreas Melder	7,034,950	568,282	2,002,760
Robert Y. Newell	6,998,060	605,172	2,002,760

All of the foregoing candidates were elected to serve as directors until the next annual meeting of stockholders and until the election and qualification of his successor or his earlier resignation or removal.

●	Proposal 2 – Ratification of the audit committee’s appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

For	Against	Abstain	Broker Non-Vote
9,292,090	234,223	79,679	-

The foregoing proposal was approved.

●	Proposal 3 – Amendment of the Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Common Stock at a ratio to be determined by the Company’s board of directors (the “Board”) within one year of the date of the Annual Meeting.

For	Against	Abstain	Broker Non-Vote
8,690,660	826,936	88,396	-

The foregoing proposal was approved.

●	Proposal 4 – Approval, on an advisory basis, of the executive compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Vote
6,180,810	1,345,323	77,099	2,002,760

The foregoing non-binding proposal was approved.

●	Proposal 5 – Advisory vote on the frequency of future stockholder non-binding votes on compensation of the Company’s named executive officers.

One Year	Two Years	Three Years	Abstentions
1,948,497	38,040	5,369,247	247,448

Consistent with the Board’s recommendation, the Company’s stockholders, on an advisory basis, voted in favor of a three-year frequency of future advisory votes to approve the compensation of the Company’s named executive officers.

●	Proposal 6 – Approval of one or more adjournments of the Annual Meeting.

For	Against	Abstain	Broker Non-Vote
8,250,860	1,159,644	195,488	-

The foregoing proposal was approved.

Item 8.01 Other Events.

On December 19, 2023, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Peraso Inc., filed with the Secretary of State of the State of Delaware on December 15, 2023.
99.1	Press Release by Peraso Inc. dated December 19, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERASO INC.

Date: December 19, 2023	By:	/s/ James Sullivan
James Sullivan Chief Financial Officer

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